EXHIBIT 21

Subsidiaries

Name	State or Country of Organization

Mylan Pharmaceuticals Inc.	West Virginia
Mylan Technologies Inc.	West Virginia
UDL Laboratories, Inc.	Illinois
Mylan Inc.	Delaware
Mylan Caribe, Inc.	Vermont
Mylan International Holdings, Inc.	Vermont
MLRE LLC	Pennsylvania
MP Air Inc.	West Virginia
Bertek International, Inc.	Vermont
American Triumvirate Insurance Company	Vermont
Bertek Pharmaceuticals International Limited	United Kingdom
Euro Mylan B.V.	Netherlands
MP Laboratories (Mauritius) Ltd	Mauritius
Mylan Singapore Pte. Ltd	Singapore
Mylan France S.A.S.	France
Mylan Canada ULC	Canada
1370623 Alberta ULC	Canada
Mylan Australia Pty. Ltd.	Australia
Mylan Australia Holding Ltd.	Australia
Mylan Delaware Holding Inc.	Delaware
Mylan Delaware Inc.	Delaware
Mylan Europe Holding Co.	Belgium
Mylan LHC, Inc.	Delaware
Mylan Luxembourg 3 S.a.r.l	Luxembourg
Mylan Luxembourg L3 S.C.S	Luxembourg
Mylan Luxembourg 2 S.a.r.l	Luxembourg
Mylan Bermuda Ltd.	Bermuda
Mylan Luxembourg L1 S.C.S.	Luxembourg
Mylan Luxembourg 1 S.a.r.l	Luxembourg
Mylan Gibraltar 3 Ltd.	Gibraltar
Mylan Luxembourg L2 S.C.S.	Luxembourg
Mylan Luxembourg 4 S.a.r.l	Luxembourg
Mylan Gibraltar 2 Ltd.	Gibraltar
Mylan Gibraltar 4 Ltd.	Gibraltar
Mylan dura GmbH	Germany
Merck Generiques S.C.S.	France
Merck Generics France Holding S.A.S.	France
Merck Genericos — Produtos Faraceuticos, Lda.	Portugal
Societe do Participation Pharmaceutique S.A.S.	France
Merck Generics Ltd.	United Kingdom
Generics (UK) Ltd.	United Kingdom
McDermott Laboratories Ltd.	Ireland
Merck Generics B.V.	Netherlands
Arcana Arzneimittel GmbH	Austria
Merck Generics Italia S.p.A.	Italy
Qualimed S.A.S.	France
Merck Generiques Maroc S.A.	Morocco
Generics Pharma Greece E.P.E.	Greece
Merck Generics GmbH	Switzerland
Merck Generics Belgium B.V.B.A.	Belgium
Merck Generics Group B.V.	Netherlands
Xixia Pharmaceuticals (Pty) Ltd	South Africa

Name	State or Country of Organization

Acepharm Ltd.	South Africa
SCP Pharmaceuticals (Pty) Ltd.	South Africa
Merck Generics RSA (Pty) Ltd.	South Africa
Merck Genericos S.L	Spain
Prasfarma Oncologicos S.L	Spain
Scandinavian Pharmaceuticals Generics AB	Sweden
Scandpharm Marketing AB	Sweden
Merck NM OY	Finland
Merck NB AB	Sweden
Merck NV ApS	Denmark
Merck NM AS	Norway
Genpharm General Partner, Inc.	New York
Genpharm Limited Partner, Inc.	New York
Genpharm LP	New York
Mygoldex Pharma Ltd.	Canada
Genpharm, Inc.	Canada
Prempharm Inc.	Canada
Merck Development Centre Private Limited	India
Mylan Seiyaku Ltd.	Japan
Alphapharm Pty. Ltd.	Australia
Pacific Pharmaceuticals Ltd.	New Zealand
EMD, Inc.	California
Dey Inc.	California
Dey L.P., Inc.	California
Dey L.P.	California
Matrix Laboratories Limited	India
Matrix Laboratories BV	Netherlands
Matrix Laboratories N.V.	Belgium
Matrix Laboratories (Singapore) Pte Limited	Singapore
Matrix Laboratories Inc.	Delaware
Docpharma N.V.	Belgium
Concord Biotech Limited	India
Xiamen Mchem Pharma Group Limited	People’s Republic of China
Shanghai Fine Source Co. Ltd.	People’s Republic of China
Mchem Research & Development Co., Ltd.	People’s Republic of China
Dafeng Mchem Pharmaceutical Chemical Co. Ltd.	People’s Republic of China
Xiamen Mchem Laboratories Limited	People’s Republic of China
AB Medical PRS B.V.	Netherlands
Aktuapharma N.V.	Belgium
APharma BV	Netherlands
Apothecon B.V.	Netherlands
Aprime N.V.	Belgium
Beacon	People’s Republic of China
DAA Pharma N.V.	Switzerland
DCI Pharma S.A.	France
Docpharma Luxembourg Saarl	Luxembourg
Farma 1 S.r.l	Italy
Hospithera N.V.	Belgium
Nutripharm S.A.	Belgium
Servipharma S.A.	Luxembourg
Vasucare N.V.	Belgium
Vascumed N.V.	Belgium
Value Pharma International	Belgium